Exhibit 23.3




                         Consent of Independent Auditors


We consent to the inclusion of our report, dated February 28, 2003, with respect to the financial statements of Berkadia LLC for the year ended December 31, 2002, included as Item 15(d) in this Form 10-K and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form
S-8 and  Form  S-3  (No.  33-30277),  Form  S-8  (No.  33-61682),  Form S-8 (No.
33-61718), Form S-8 (No. 333-51494), and Form S-4 (No. 333-86018).


/s/ Ernst & Young LLP


Phoenix, Arizona
March 25, 2003